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                                                                   EXHIBIT 10.27

                            STOCK PURCHASE AGREEMENT

         THIS AGREEMENT is made and entered into as of this 23rd day of April, 1996, by and among the MEADE INSTRUMENTS CORP. EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST (the "ESOP"), MEADE INSTRUMENTS CORP., a California corporation (the "Company") and RONALD EZRA (the "Seller").

                              W I T N E S S E T H:

         1.       Recitals.

                  (a) The Company has adopted the ESOP to provide stock ownership interests in the Company to eligible employees, and the ESOP is designed to be an employee stock ownership plan under Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended (the "Code"), and Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

                  (b) The Seller owns 177,000 shares (the "Shares") of Series B Common Stock of the Company ("Series B Stock") and desires to sell all of the Shares to the ESOP, and the ESOP desires to purchase the Shares.

                  (c) The Company is willing to make a loan to the ESOP to provide the ESOP with funds to finance its purchase of the Shares, subject to the condition that the ESOP pledge the Shares to the Company as security for the repayment of such loan.

                  (d) After the purchase of the Shares, the contempora-neous purchases by the ESOP of 1,323,000 shares of Series B Stock
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from other selling shareholders and the contemporaneous redemption of 71,361 shares of Series A Common Stock of the Company, the ESOP will own no less than 30% of the total value of all common stock of the Company on a fully-diluted basis.

         2. Purchase and Sale of Shares. The Seller hereby agrees to sell the Shares to the ESOP, and the ESOP hereby agrees to purchase the Shares from the Seller. The purchase price for the Shares shall be $1,297,994.10 (or $7.3333 per share) and shall be paid to the Seller by certified check, wire transfer or other immediately available funds. Delivery of properly endorsed certificates representing the Shares shall occur contemporaneously with the payment of the purchase price. The purchase and sale of the Shares shall occur contemporaneously with the satisfaction of the conditions in Section 5 or as soon thereafter as possible, at a time and place mutually agreeable to the parties ("Closing Date").

         3.  Representations and Warranties.

             (a) The Seller hereby represents and warrants that as of the Closing Date:

                       (i) He holds good title to the Shares, free and clear of all liens, proxies, encumbrances, security interests, contractual rights or any other known claims of any kind whatsoever;

                      (ii) He has the power and authority to sell the Shares to the ESOP, and this Agreement is his legal, valid

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         and binding obligation, enforceable in accordance with its terms; and

                 (iii) He has no knowledge of any material adverse change occurring since February 28, 1995, in the business, properties, condition (financial or other) or operations, present or prospective, of the Company that has not been disclosed to Wells Fargo Bank, N.A., as trustee of the ESOP (the "Trustee") and to FMV Opinions, Inc. ("FMV"), the ESOP's independent appraiser.

                  (b) The Trustee, in its capacity as such, on behalf of the ESOP, hereby represents and warrants that as of the Closing Date, the execution and delivery of this Agreement by the undersigned Trustee have been duly and validly authorized, and all necessary action has been taken to make this Agreement a legal, valid and binding obligation of the ESOP, enforceable in accordance with its terms.

                  (c) The Company hereby represents and warrants that as of the Closing Date:

                       (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California.

                      (ii) The execution and delivery of this Agreement have been duly and validly authorized, and all necessary action has been taken, to make this Agreement a legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

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                     (iii) There has been no material adverse change since
         February 28, 1995, in the business, properties, condition (financial or other) or operations, present or prospective, of the Company that has not been disclosed to the Trustee and to FMV.

                      (iv) The ESOP has been duly adopted and established by the Company, and the Trustee has been duly appointed by the Company.

                       (v) Each of the representations and warranties in
         Section 7.1 of the Loan and Security Agreement ("Fleet Loan Agreement") by and between Fleet Capital Corporation and the Company with respect to the Company and each of the representations and warranties in
         Section 4 of the Churchill Agreement with respect to the Company is hereby incorporated by reference herein mutatis mutandis (without regard as to any waiver or amendment thereto from the form of the Fleet Loan Agreement or the Securities Purchase Agreement ("Churchill Agreement") by and between the Company and Churchill ESOP Capital Partners ("Churchill") in the form existing on the date most recently delivered to the ESOP (whether or not executed or delivered), other than those waivers and amendments of which the ESOP has been advised a reasonable time prior to the Closing Date and that are subsequently confirmed to the ESOP in writing).

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         4.       Covenants.

                  (a) As the Seller may wish to elect the application of Section 1042(a) of the Code with respect to the sale of the Shares, the Company agrees to supply to him, upon written request, the verified written statement of the Company required by Section 1042(b)(3) of the Code and the regulations thereunder, consenting to the possible application of Section 4978(a) of the Code ("Tax on Certain Dispositions by Employee Stock Ownership Plans and Certain Cooperatives") and Section 4979A of the Code ("Tax on Certain Prohibited Allocations of Qualified Securities").

                  (b) The ESOP agrees that no disposition of any of the Shares will be made by the ESOP within the three-year period following the closing of the purchase, except as permitted under Section 4978(d) of the Code, unless the Company specifically consents in writing thereto.

                  (c) The ESOP agrees that no allocations will be made under the ESOP in a manner which would violate the provisions of Section 409(n) of the Code. The Seller hereby agrees that he will be waiving any right he (or certain other members of his family) may otherwise have to be a participant in the ESOP, to the extent required under Section 409(n) of the Code, if he requests the Company to supply him with the statement of consent referred to in Section 4(a).

                  (d) The Company and the ESOP agree (so long as any interest or principal amount under the loan referred to in Section 1(c) remains payable) to use reasonable efforts to cause the

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ESOP to be operated and administered as a qualified plan under Sections 401(a)
and 4975(e)(7) of the Code and in material compliance with all applicable requirements of ERISA, and regulations thereunder as from time to time in effect and applicable to the ESOP.

                  (e) The ESOP makes no express or implied representation hereunder to the Seller that the stock purchase contemplated under this Agreement meets the requirements of Section 1042 of the Code.

                  (f) The Company hereby agrees to use its best efforts to, at the request of the ESOP, elect to the Board of Directors of the Company one person designated by the Administrative Committee of the ESOP. This obligation of the Company shall terminate upon the earliest to occur of (i) a Qualified Public Offering (as defined in the Churchill Agreement), (ii) the repayment in full of the loan made, in the original principal amount of $11 million, to the ESOP by the Company, and (iii) the ESOP owns less than 10% of the outstanding common stock (all classes) of the Company.

                  (g) It is intended that the stock purchase hereunder, including all terms and provisions of this Agreement, the ESOP Loan and Pledge Agreement and the Secured Promissory Note shall qualify for exemptions under
Section 4975(d)(3) and (13) of the Code from being prohibited transactions under
Section 4975(c) of the Code, and shall qualify for exemptions under Section 408(b)(3) and (e) of ERISA from being prohibited transactions under Section 406 of ERISA. Notwithstanding anything herein or

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in any of the aforementioned documents to the contrary, (i) neither the Company, the ESOP nor the Seller shall take any action or fail to take any action the result of which would cause any portion or all of the transaction contemplated hereby to be a prohibited transaction under Section 4975(c) of the Code or
Section 406 of ERISA, (ii) any action in contravention of this provision shall be null and void and unenforceable, and (iii) in the event that any portion of the transaction contemplated hereby is determined to be or it appears reasonably certain to be such a prohibited transaction, the parties shall take such action as shall be reasonably necessary and appropriate to correct any such prohibited transaction.

         5.       Conditions.

                  (a) It shall be a condition to the ESOP's obligation to purchase the Shares hereunder that:

                       (i) The Trustee obtain from FMV, a valuation opinion, dated as of the Closing Date, to the effect that $7.3333 per share does not exceed the fair market value of the Shares as of the Closing Date and that the terms of the transaction contemplated hereunder are fair to the ESOP from a financial point of view;

                     (ii) The ESOP obtain from the Company a loan in the amount of $11,000,000 on terms acceptable to the Company and the Trustee;

                    (iii) The purchase of the Shares occurs simultaneously with the purchase by the ESOP of the additional

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         shares of Series B Stock being sold by other Company shareholders, as described in Section 1(d);

                  (iv) The Trustee obtain from O'Melveny & Myers a letter permitting the Trustee to rely on the opinion letter to be delivered by O'Melveny & Myers in connection with the closing of the loan under the Fleet Loan Agreement and the stock purchase under the Churchill Agreement;

                   (v) The Trustee obtain a certificate dated as of the Closing Date, signed by a duly authorized officer of the Company, the truth and accuracy of which shall be a condition to the ESOP's obligation to purchase the Shares, and to the effect that (1) the representations and warranties of the Company set forth in Section 3(c) are to the best of his knowledge, after due inquiry, true and correct on and with respect to the Closing Date and (2) the Company has performed all of its obligations hereunder which are to be performed on or prior to the Closing Date; and

                  (vi) The Trustee shall have determined that the ESOP's purchase of the Shares does not violate ERISA.

              (b) It shall be a condition to the Seller's obligation sell the Shares hereunder that:

                   (i) the purchase of the Shares occurs simultaneously with the purchase by the ESOP of the additional shares of Series B Stock being sold by other Company shareholders, and the contemporaneous redemption of the Series A stock, as described in Section 1(d); and

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                      (ii)  the Trustee obtain from FMV the valuation opinion
          described in Section 5(a)(1).

                  (c) It shall be a condition to the Company's obligations hereunder that:

                       (i) the Company obtain a term loan in the amount of $9,500,000 pursuant to the terms of the Fleet Loan Agreement; and

                      (ii) the Company obtain $6 million from the sale of preferred stock pursuant to the terms of the Churchill Agreement.

                 (d) It shall be a condition to each party's obligations hereunder that as of the Closing Date, each other party's representations and warranties made under Section 3 are true and correct in all material respects. Any violation of this condition not known prior to the date the ESOP purchases the Shares shall constitute grounds for rescission.

         6.       Miscellaneous.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of California (without giving effect to the principles of conflicts of law thereof), except to the extent superseded by ERISA.

                  (b) This Agreement shall be binding upon the respective successors and assigns of the parties hereto.

                  (c) In the event that any provision of this Agreement is adjudicated invalid, illegal or unenforceable, such adjudication shall not affect the validity, legality or enforceability of

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any other provision, and this Agreement shall be construed as though such invalid, illegal or unenforceable provision had never been contained herein.

                  (d) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties have executed this Stock Purchase
Agreement as of the date first above written.

                                     MEADE INSTRUMENTS CORP.
                                     EMPLOYEE STOCK OWNERSHIP PLAN
                                     AND TRUST

                                     By:  Wells Fargo Bank, N.A.,
                                          not in an individual or
                                          corporate capacity, but solely
                                          in its capacity as Trustee

                                          By   /s/ Elyse Weise
                                             -----------------------------------

                                     MEADE INSTRUMENTS CORP.

                                     By   /s/ Steve Murdock
                                        ----------------------------------------
                                          President

                                     SELLER

                                          /s/ Ronald Ezra
                                        ----------------------------------------
                                              Ronald Ezra

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